UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2023

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CHRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 15, 2023, Coherus BioSciences, Inc. (the “Company”) previously announced that it reduced the amount of shares that could be issued and sold pursuant to its “at-the-market” program (“ATM”) with Cowen and Company, LLC (“TD Cowen”) in an amount equal to $86.25 million. The reduction in the amount of shares that could be issued and sold was effected pursuant to the Amendment No. 1 to Sales Agreement (“Amendment No. 1”), which amended the Company’s Sales Agreement with TD Cowen, dated November 8, 2022 (the “Agreement”), to reduce the aggregate offering price under the Agreement from $150.0 million to $63.75 million.

On September 11, 2023, the Company increased the amount of shares that could be issued and sold pursuant to its ATM with TD Cowen in an amount equal to $28.75 million. The increase in the amount of shares that can be issued and sold under the ATM was effected pursuant to the Amendment No. 2 to Sales Agreement (“Amendment No. 2”), which amended the Agreement, as previously amended by Amendment No. 1, to increase the aggregate offering price under the Agreement from $63.75 million to $92.5 million.

The foregoing descriptions of Amendment No. 1 and Amendment No. 2 are not complete descriptions thereof, and are qualified in their entirety by reference to the full text of Amendment No. 1, which was filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2023, and Amendment No. 2, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2023	COHERUS BIOSCIENCES, INC.

	By:	/s/ McDavid Stilwell
	Name:	McDavid Stilwell
	Title:	Chief Financial Officer